                                                                   Exhibit 10-J

                        DELMARVA POWER & LIGHT COMPANY

                          DEFERRED COMPENSATION PLAN

                         (Effective January 1, 1996)

                        DELMARVA POWER & LIGHT COMPANY
                          DEFERRED COMPENSATION PLAN

                              TABLE OF CONTENTS

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

ARTICLE I - PURPOSE . . . . . . . . . . . . . . . . . . . . . . .       1

     1.1.  Name . . . . . . . . . . . . . . . . . . . . . . . . .       1
     1.2.  Effective Date . . . . . . . . . . . . . . . . . . . .       1
     1.3.  Employers. . . . . . . . . . . . . . . . . . . . . . .       1
     1.4.  Purpose. . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .       2

ARTICLE III - PARTICIPATION BY ELIGIBLE EMPLOYEES . . . . . . . .       8

     3.1.  Participation. . . . . . . . . . . . . . . . . . . . .       8
     3.2.  Failure to Designate . . . . . . . . . . . . . . . . .       9
     3.3.  Continuity of Participation. . . . . . . . . . . . . .       9
     3.4.  Immediate Cash-Out of Ineligible Employee. . . . . . .       9

ARTICLE IV - COMPENSATION DEFERRAL. . . . . . . . . . . . . . . .      10

     4.1.  Salary, Bonus, and/or Dividend Deferral
            Election. . . . . . . . . . . . . . . . . . . . . . .      10
     4.2.  Deferral of LTIP Shares. . . . . . . . . . . . . . . .      11
     4.3.  Period for Which Deferral Election is
            Effective . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE V - EMPLOYER MATCHING CREDIT. . . . . . . . . . . . . . .      12

     5.1.  Employer Matching Credit . . . . . . . . . . . . . . .      12
     5.2.  Employer Matching Credit for Limited
            Participant . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE VI - DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . .      13

     6.1.  Election of Distribution Date. . . . . . . . . . . . .      13
     6.2.  Election of Method of Payment. . . . . . . . . . . . .      14
     6.3.  Unforeseeable Emergency. . . . . . . . . . . . . . . .      15
     6.4.  Special Election for Early Distribution. . . . . . . .      16
     6.5.  Distributions on Death . . . . . . . . . . . . . . . .      17
     6.6.  Acceleration of Payments . . . . . . . . . . . . . . .      18
     6.7.  Valuation of Distributions . . . . . . . . . . . . . .      18

ARTICLE VII - FORFEITURE FOR CAUSE. . . . . . . . . . . . . . . .      19

     7.1.  Forfeiture for Cause . . . . . . . . . . . . . . . . .      19



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

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ARTICLE VIII - ACCOUNTS . . . . . . . . . . . . . . . . . . . . .      20

     8.1.  Deferred Compensation Account. . . . . . . . . . . . .      20
     8.2.  Deferred Stock Account . . . . . . . . . . . . . . . .      20
     8.3.  Employer Matching Account. . . . . . . . . . . . . . .      21
     8.4.  Crediting of Earnings and Losses, and
            Statement of Account. . . . . . . . . . . . . . . . .      22
     8.5.  Investment to Facilitate Payment of
            Benefits. . . . . . . . . . . . . . . . . . . . . . .      23

ARTICLE IX - FUNDING. . . . . . . . . . . . . . . . . . . . . . .      24

     9.1.  Deferred Compensation Plan Unfunded. . . . . . . . . .      24

ARTICLE X - ADMINISTRATION AND INTERPRETATION . . . . . . . . . .      25

     10.1. Administration . . . . . . . . . . . . . . . . . . . .      25
     10.2. Interpretation . . . . . . . . . . . . . . . . . . . .      25
     10.3. Records and Reports. . . . . . . . . . . . . . . . . .      26
     10.4. Payment of Expenses. . . . . . . . . . . . . . . . . .      27
     10.5. Indemnification for Liability. . . . . . . . . . . . .      28
     10.6. Claims Procedure . . . . . . . . . . . . . . . . . . .      28
     10.7. Review Procedure . . . . . . . . . . . . . . . . . . .      29

ARTICLE XI - AMENDMENT AND TERMINATION. . . . . . . . . . . . . .      29

     11.1. Amendment and Termination. . . . . . . . . . . . . . .      29
     11.2. Deemed Amendment to Matching Formula . . . . . . . . .      31

ARTICLE XII - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . .      31

     12.1. Right of Employers to Take Employment
            Actions . . . . . . . . . . . . . . . . . . . . . . .      31
     12.2. Alienation or Assignment of Benefits . . . . . . . . .      32
     12.3. Right to Withhold. . . . . . . . . . . . . . . . . . .      32
     12.4. Construction . . . . . . . . . . . . . . . . . . . . .      32
     12.5. Headings . . . . . . . . . . . . . . . . . . . . . . .      33
     12.6. Number and Gender. . . . . . . . . . . . . . . . . . .      33
     12.7. Change in Control. . . . . . . . . . . . . . . . . . .      33


                        DELMARVA POWER & LIGHT COMPANY
                          DEFERRED COMPENSATION PLAN

                          (Effective January 1, 1996)


                                   ARTICLE I
                                    PURPOSE

          1.1. NAME. The name of this plan is the Delmarva Power & Light Company Deferred Compensation Plan (hereinafter referred to as the "Deferred Compensation Plan.")

          1.2. EFFECTIVE DATE. The effective date of this Deferred Compensation Plan is January 1, 1996.

          1.3. EMPLOYERS. Delmarva Power & Light Company ("Delmarva") and each subsidiary or affiliate of Delmarva that employs one or more Eligible Employees who have become Participants in accordance with Article III, shall each be an "Employer" under this Deferred Compensation Plan.

          1.4. PURPOSE. This Deferred Compensation Plan is established effective January 1, 1996 by Delmarva for the purposes of providing supplemental retirement and deferred compensation benefits for a select group of management and/or highly compensated employees of the Employer.

          This Deferred Compensation Plan (i) provides a means whereby Participants may defer a portion or all of their compensation in the form of salary and/or bonus they would otherwise receive for services performed for the Employer, (ii) provides participants in the Delmarva Power & Light Company Long-Term Incentive Plan (the "LTIP") with the ability to defer receipt of a portion or all of the performance-based restricted shares of Delmarva's common stock awarded under the LTIP, (iii) provides participants in the Delmarva Power & Light Company Savings and Thrift Plan (the "Savings Plan") with the ability to defer compensation that would be deferred and eligible for matching contributions under the Savings Plan but for the applications of Sections 401(a)(17), 401(m), 402(g) and/or 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and provides such Savings Plan participants with a matching contribution similar to that which would be made under the Savings Plan but for the application of certain restrictions contained in the Code.


                                  ARTICLE II
                                 DEFINITIONS

          Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

          2.1. "ADMINISTRATOR" shall mean the Vice President of Administration of Delmarva (or any successor to such position), or his delegate.

          2.2. "APPLICATION FOR PARTICIPATION" shall mean a document (or documents) as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a

Participant and elects to defer Compensation pursuant to Article IV of this Deferred Compensation Plan.

          2.3. "BENEFICIARY" shall mean such person or legal entity as may be designated by a Participant under Section 6.5 to receive benefits hereunder after such Participant's death.

          2.4. "BOARD" shall mean the Board of Directors of Delmarva, as constituted from time to time.

          2.5. "CHANGE IN CONTROL" shall be deemed to have occurred upon the earliest to occur of the following:

               (a) any Person is or becomes the beneficial owner, directly or indirectly, of securities of an Employer (not including in the securities beneficially owned by such Person any securities acquired directly from the Employer or its subsidiaries) representing 25% or more of either the then-outstanding shares of common stock of the Employer or the combined voting power of the Employer's then-outstanding securities; or

               (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Employer) whose appointment or election by the Board or nomination for election by the Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of this Plan or whose appointment, election or nomination for election was previously so approved; or

               (c) there is consummated a merger or consolidation of the Employer with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Employer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Employer (not including in the securities beneficially owned by such Person any securities acquired directly from the Employer or its subsidiaries) representing 25% or more of either the then-outstanding shares of common stock of the Employer or the combined voting power of the Employer's then-outstanding securities; or

               (d) the stockholders of the Employer approve a plan of complete liquidation or dissolution of the Employer or there is consummated an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Employer immediately prior to such sale.

               (e) For purposes of this Section, the term "beneficial owner" or "beneficial ownership" shall have the same meaning as under Rule 13d-3 under the Exchange Act, and the term "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Delmarva or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Delmarva or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned directly or indirectly by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the Employer.

          2.6. "COMMITTEE" shall mean the Compensation Committee of the Board.

          2.7. "COMPENSATION" shall mean the base salary of a Participant for a Plan Year (before any reduction to such salary is effected in accordance with the Application for Participation, or in accordance with any salary reduction agreement effected under the terms of Sections 125 or 401(k) of the Code); plus the amount of bonus, if any, earned by a Participant during the Plan Year under the Delmarva Power & Light Company Management Incentive Compensation Plan (the "MICP"). To the extent a Participant elects to defer cash awarded to him on account of dividends paid on restricted shares of common stock held under the LTIP for contingent grant to the Participant or on shares of common stock deferred under the Participant's Deferred Stock Account, such cash dividend equivalents also shall be considered Compensation subject to deferral under this Plan.

          2.8. "DEFERRED COMPENSATION" shall mean that portion of the Participant's Compensation which the Participant elects to defer pursuant to
Section 4.1 of this Deferred Compensation Plan in accordance with an Application for Participation.

          2.9. "DEFERRED COMPENSATION ACCOUNT" shall mean the bookkeeping account established by the Administrator for each Participant to which the Participant's base salary and MCIP bonus deferred pursuant to Section 4.1
(and income thereon) is credited and from which distributions to the Participant or to his or her Beneficiary are debited. A Participant shall at all times be fully vested in the balance of his Deferred Compensation Account.

          2.10. "DEFERRED STOCK" shall mean shares of stock conditionally granted to a Participant under LTIP, which shares may vest no earlier than the last day of the calendar year after a Plan Year in which the Participant elects to defer receipt of such shares pursuant to
Section 4.2, plus cash dividend equivalents described in Section 2.8 and credited to a Participant's Deferred Stock Account pursuant to Section 8.2.

          2.11. "DEFERRED STOCK ACCOUNT" shall mean the bookkeeping account established by the Administrator for each Participant to which the Participant's Deferred Stock is credited and from which distributions of Deferred Stock to the Participant or to his or her Beneficiary are debited. A Participant shall at all times be fully vested in the balance of his Deferred Stock Account, except to the extent LTIP shares have not yet vested under the terms of LTIP.

          2.12. "ELIGIBLE EMPLOYEE" shall mean an individual employed by the Employer who is a member of a select group of management and/or highly compensated employees, and as determined by the Committee to be eligible to participate hereunder pursuant to Article III.

          2.13. "EMPLOYER MATCHING ACCOUNT" shall mean the bookkeeping account established by the Administrator for a Participant to which the Participant's Employer Matching Credit (and income thereon) is credited and from which distributions to the Participant or his or her Beneficiary are debited. A Participant shall be fully vested in the balance of his Employer Matching Account, except as provided in Section 7.1.

          2.14. "EMPLOYER MATCHING CREDIT" shall mean an amount credited (if any) to the Participant's Employer Matching Account pursuant to Section 5.1 of this Deferred Compensation Plan.

          2.15. "INVESTMENT ALTERNATIVES" shall mean the investment options made available to employees under the Savings Plan, which shall be used as measuring standards for credits to a Participant's Deferred Compensation Account. In the case of the Participant's Employer Matching Account and Deferred Stock Account, the only Investment Alternative shall be Delmarva common stock as traded on the open market.

          2.16. "PARTICIPANT" shall mean an Eligible Employee designated as a Participant by the Committee and who has amounts standing to his credit under a Deferred Compensation Account, a Deferred Stock Account, or a Employer Matching Account. The Committee may designate an Eligible Employee as a Participant for purposes of part, but not all, of the Deferred Compensation Plan.

          2.17.  "PLAN YEAR" shall mean the calendar year.


                                ARTICLE III
                      PARTICIPATION BY ELIGIBLE EMPLOYEES

          3.1. PARTICIPATION. Participation in this Deferred Compensation Plan is limited to Eligible Employees. An Eligible Employee shall participate in the Deferred Compensation Plan as determined by the Committee in its sole discretion; provided, however, that for purposes of employees who first become Eligible Employees during a Plan Year, such Eligible Employees shall participate in the Plan as determined by the Administrator in his sole discretion.

          3.2. FAILURE TO DESIGNATE. In the event that the Committee fails to designate the group of Eligible Employees who shall be eligible to participate for any year, each Eligible Employee who was designated in the prior year shall be deemed to have been designated for the next succeeding Plan Year, provided that any such employee shall participate for purposes of the next succeeding Plan Year only if he or she is actively employed by an Employer on the first day of such succeeding Plan Year and provided he or she is an Eligible Employee for such year; and provided further that such participation shall be limited, if at all, as set forth in Section 2.12.

          3.3. CONTINUITY OF PARTICIPATION. A Participant who separates from service with all of the Employers will cease active participation hereunder. However, the separation from service of an Eligible Employee with one Employer will not interrupt the continuity of his or her active participation if, concurrently with or immediately after such separation, he or she is employed by one or more of the other Employers.

          3.4. IMMEDIATE CASH-OUT OF INELIGIBLE EMPLOYEE. This Deferred Compensation Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Committee determines that any Participant does not qualify as a member of the select group, one hundred percent (100%) of such Participant's Deferred Compensation Account and/or Employer Matching Account shall be paid to the Participant immediately, the vested portion of such Participant's Deferred Stock Account shall be paid to the Participant immediately, and the unvested portion shall be returned to the LTIP.


                                  ARTICLE IV
                             COMPENSATION DEFERRAL

          4.1. SALARY, BONUS, AND/OR DIVIDEND DEFERRAL ELECTION. No later than the "Deferral Deadline" as shown in Table 4.1, each Eligible Employee designated as eligible to participate for purposes of this Article IV may irrevocably elect, by completing and executing an Application for Participation and filing it with the Administrator, to defer any portion of his base salary to be paid in the future, MICP bonus to be paid in the future, or cash awarded to him on account of dividends that may subsequently be paid on restricted shares of common stock held under the LTIP for contingent grant to the Participant or on shares of common stock deferred under the Participant's Deferred Stock Account.

                                   TABLE 4.1


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  TYPE OF DEFERRAL                 DEFERRAL DEADLINE
---------------------------------------------------------------------

     Base Salary        Last day before the pay period for which
                        the deferral is to be effective.
---------------------------------------------------------------------
  MICP Bonus Award      September 30 of the performance year for
                        which the award is earned.
---------------------------------------------------------------------
     Dividends          Last day before the dividend declaration
                        date for dividends as to which the deferral
                        is to be effective.
---------------------------------------------------------------------


In the case of deferral of base salary, a Participant may not defer base salary in excess of 10% of base pay reduced by the limit in effect under Code
Section 402(g) for the Plan Year.

          4.2. DEFERRAL OF LTIP SHARES. At any time prior to the last year of the performance cycle by which performance under LTIP is measured, a Participant can elect to defer the receipt of shares which otherwise would be delivered to the Participant after such last year, based upon performance during the performance cycle applicable to such shares.

          4.3.  PERIOD FOR WHICH DEFERRAL ELECTION IS EFFECTIVE.


---------------------------------------------------------------------
TYPE OF DEFERRAL             APPLICABLE PERIOD AND CONDITIONS
---------------------------------------------------------------------

Base Salary             Continues until amended or terminated
---------------------------------------------------------------------
MICP Bonus Award        New election required for each Plan Year.
---------------------------------------------------------------------
Dividend Deferral       Continues until amended or terminated.
                        Limited to one election per 12-month period
---------------------------------------------------------------------
LTIP Shares             New election required for each performance
                        cycle
---------------------------------------------------------------------


                                   ARTICLE V
                           EMPLOYER MATCHING CREDITS

          5.1. EMPLOYER MATCHING CREDIT. The amount of the Employer Matching Credit credited to the Employer Matching Account of each Eligible Employee designated as eligible to participate in this Section 5.1 shall be equal to the "Company-Matching Contributions" which would have been made to the Participant's "Thrift Fund Account" under the Savings Plan but for certain statutory limitations. Generally, the Employer Matching Credit shall be equal to the "matching percentage" (50%, as of the effective date of this Plan) set forth in the Savings Plan, multiplied by the first 5% of the Participant's base salary in excess of the Code Section 401(a)(17) limit that is deferred under Section 4.1. In the event the dollar amount of the "Company-Matching Contributions" under the Savings Plan for the Plan Year was limited due to the application of the provisions of Section 401(m) of the Code, or the percentage of the Participant's base salary that could be deferred under the Savings Plan was limited to an amount less than 5% because of other Code limitations, an additional Employer Matching Credit shall be contributed under this Plan equal to the amount of "Company-Matching Contributions" that would have been made to the Savings Plan but for such limitations, but only if and to the extent the Participant has deferred additional amounts of base salary to this Plan at least equal to the amount that would have been required to have been deferred under the Savings Plan in order to support such additional "Company-Matching Contributions" in the absence of such limitations.

          5.2. EMPLOYER MATCHING CREDIT FOR LIMITED PARTICIPANT. For any Participant whose right to receive "Company-Matching Contributions" under the Savings Plan is limited by a specific Savings Plan provision to $10 or less (without regard to the amount of salary deferrals elected by such Participant), the Employer Matching Credit shall be equal to the matching percentage described in Section 5.1, multiplied by the first 5% of the Participant's base salary that is deferred under Section 4.1.


                                  ARTICLE VI
                                DISTRIBUTIONS

          6.1. ELECTION OF DISTRIBUTION DATE. At the time a Participant makes an election to defer Compensation under Article IV, such Participant shall also specify in writing on the Application for Participation the date on which payment of the Deferred Compensation Account, the Deferred Stock Account, and the Employer Matching Account attributable to that Application for Participation shall be made or commence. Such date shall be any of the following:

               (a) a specified date not less than two years from the end of the Plan Year of the deferral; or

               (b) a date occurring within a specific number of calendar days (not less than 15) after a specified event occurs (which event is not reasonably expected to occur within the two years following the Plan Year of the deferral); such as, the date the Participant terminates employment with the Employer, or the date Delmarva's common stock price reaches a specified level (which must be at least 10% above the stock price as of the date of deferral).

          Except as set forth hereinafter, the above distribution date, once elected by the Participant, shall be irrevocable.

          6.2. ELECTION OF METHOD OF PAYMENT. At the time a Participant makes an election to defer Compensation under Section 4.1, such Participant may also specify in writing on the Application for Participation the method by which payment of the Deferred Compensation Account and the Employer Matching Account attributable to that Application for Participation shall be made. Such election must specify a payment method if the distribution date is determined by an event as described in Section 6.1(b). If a payment method is not specified in the election, or if a payment method is specified but a Participant wishes to change the payment method, a change of election or new election may be effective only if submitted to the Administrator no later than the last day of the calendar year that ends at least one year before the distribution date, and subject to approval by the Committee.

          A payment method shall be in the form of a lump sum payment, in annual installments, or in any other method approved by the Committee. In the absence of a valid election, distribution of accounts shall be in the form of annual installments over a 10-year period. Except as set forth herein, the form of payment, once elected by the Participant, shall be irrevocable.

          Distribution of a Participant's Company Matching Account shall be paid in cash, notwithstanding the fact that such accounts are denominated in the form of shares of Delmarva stock. Distribution of a Participant's Deferred Stock Account shall be in the form of Delmarva shares, which may be purchased by Delmarva or transferred from any grantor trust or other treasury stock account maintained by Delmarva, except to the extent such shares must be converted to cash to satisfy applicable withholding requirements.

          6.3. UNFORESEEABLE EMERGENCY. The Committee shall have the authority to determine, in its sole discretion, that payments should be made in any manner the Committee deems appropriate, in whole or in part, on any other date or dates in order to alleviate a financial hardship of a Participant or a Beneficiary. "Financial hardship" shall mean a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or Beneficiary, or of a dependent (as defined in Section 152(a) of the Code) of the Participant or

Beneficiary, loss of the Participant's or Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary. The circumstances that will constitute an unforeseeable emergency will depend on the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's or Beneficiary's assets, to the extent such liquidation would not itself cause severe financial hardship, and (iii) by cessation of deferrals under the Deferred Compensation Plan. Any financial hardship distribution approved by the Committee shall be limited to the amount necessary to meet the emergency (including taxes that are expected to be imposed on the distribution), and shall be made solely from the Deferred Compensation Account and/or the vested portion of the Deferred Stock Account.

          6.4. SPECIAL ELECTION FOR EARLY DISTRIBUTION. A Participant may apply to the Administrator for early distribution of all or any part of his Deferred Compensation Account and/or the vested portion of his Deferred Stock Account. Such early distribution shall be made in a single lump sum and (for the Deferred Stock Account) in shares of Delmarva stock, provided that 10% of the amount withdrawn in such early distribution shall be forfeited prior to payment of the remainder to the

Participant. A Participant may not elect an early distribution hereunder if he has received an early distribution or hardship distribution within the previous twelve months. In the event a Participant's early distribution election is submitted within 60 days after a Change in Control or an elimination of Investment Alternatives that the Committee determines is a substantial detriment to Participants, the early distribution election may include amounts credited to the Employer Matching Account, and the forfeiture penalty shall be reduced to 5%.

          6.5. DISTRIBUTIONS ON DEATH. In the event of a Participant's death before his or her Deferred Compensation Account, Deferred Stock Account, and/or Employer Matching Account has been fully distributed, distribution(s) shall be made to the Beneficiary selected by the Participant, in a single lump sum and (for the Deferred Stock Account) in shares of Delmarva stock, within 60 days after the Administrator receives notice of the date of death (or, if later, after the proper Beneficiary has been identified). A Participant may from time to time change his or her designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, payment shall be made to the Participant's surviving spouse, or if none, to his surviving children per stirpes, or, if none, to his estate.

          6.6. ACCELERATION OF PAYMENTS. Notwithstanding any other provision of this Deferred Compensation Plan to the contrary, the Committee, in its sole discretion, is empowered to accelerate the payment of a Participant's Deferred Compensation Account, Deferred Stock Account, and/or Employer Matching Account, before or after any termination of employment, including conversion to a smaller number of installment payments or to a single lump sum payment, for any reason the Committee may determine to be appropriate without premium or penalty. None of the Employers, the Committee nor the Board shall have any obligation to make any such acceleration for any reason whatsoever.

          6.7. VALUATION OF DISTRIBUTIONS. All account distributions under this Deferred Compensation Plan shall be (a) based upon the value of the Participant's Deferred Compensation Account as of the Investment Alternative valuation date immediately preceding the date of the distribution; or (b) paid in the form of Delmarva stock or, where otherwise permitted under the Plan, such stock may be converted to cash at the fair market price of such stock as of the immediately preceding trading day. It is understood that administrative requirements may lead to a delay between such valuation date or trading day and the date of distribution, not to exceed five business days.

                                  ARTICLE VII
                             FORFEITURE FOR CAUSE

          7.1. FORFEITURE FOR CAUSE. If any Participant entitled to a Employer Matching Credit under this Deferred Compensation Plan is discharged for cause, or enters into competition with an Employer, or interferes with the relations between an Employer and any customer, or engages in any activity that would result in material damage to an Employer as determined in the sole discretion of the Committee, the rights of such Participant to a Employer Matching Credit under this Deferred Compensation Plan, including the rights of a Beneficiary to such benefits, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Employer. However, if the individual ceases such activity and notifies the Committee of this cessation, then the Participant's right to receive such benefits, and any right of a Beneficiary to such benefits, may be restored if the Committee in its sole discretion determines that the prior activity has not caused serious injury to the Employer and that the restoration of the benefits would be in the best interest of the Employer. All determinations by the Committee with respect to forfeiture or restoration of such benefits shall be final and conclusive.

                                 ARTICLE VIII
                                   ACCOUNTS

          8.1. DEFERRED COMPENSATION ACCOUNT. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Deferred Compensation Account for each Participant hereunder who executes an election pursuant to Section 4.1. Each such Participant's Compensation deferred pursuant to an Application for Participation under Section 4.1 shall be separately accounted for and credited, for bookkeeping purposes only, to his or her Deferred Compensation Account. A Participant's Deferred Compensation Account shall be solely for the purposes of measuring certain amounts to be paid under the Deferred Compensation Plan, and Delmarva shall not be required to fund or secure the Account in any way, Delmarva's obligation to Participants hereunder being purely contractual.

          8.2. DEFERRED STOCK ACCOUNT. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Deferred Stock Account for each Participant hereunder who executes an election pursuant to Section 4.2 or who elects to defer dividend equivalents under
Section 4.1. Each such Participant's LTIP shares deferred pursuant to an Application for Participation under Section 4.2 shall be separately accounted for and credited, for bookkeeping purposes only, to his or her Deferred Stock Account. A Participant's Deferred Stock Account shall be solely for the purposes of measuring certain amounts to be paid under the Deferred Compensation Plan, and Delmarva shall not be required to fund or secure the Account in any way, Delmarva's obligation to Participants hereunder being purely contractual. The Deferred Stock Account shall be credited with shares conditionally granted to the Participant at the beginning of each LTIP cycle (or as of the effective date of the election under Section 4.2, if later), to the extent receipt of such shares has been deferred pursuant to an election under Section 4.2. At the conclusion of the LTIP cycle, the Deferred Stock Account related to such cycle shall be increased by any additional deferred shares credited to the Participant under LTIP as a result of performance above LTIP goals, or decreased by any deferred shares forfeited by the Participant under LTIP as a result of performance below LTIP goals. The Deferred Stock Account shall also be credited with the number of shares of stock that could be purchased, as of the dividend payment date, by the amount of any dividend equivalents deferred pursuant to Section 4.1.

          8.3. EMPLOYER MATCHING ACCOUNT. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Employer Matching Account for each Participant hereunder. Each such Participant's Employer Matching Credit earned pursuant to an Application for Participation shall be separately accounted for and credited, for bookkeeping purposes only, to his or her Employer Matching Account. A

Participant's Employer Matching Account shall be solely for the purposes of measuring certain amounts to be paid under the Deferred Compensation Plan, and Delmarva shall not be required to fund or secure the Account in any way, Delmarva's obligation to Participants hereunder being purely contractual.

          8.4. CREDITING OF EARNINGS AND LOSSES, AND STATEMENT OF ACCOUNT. At such times, with such frequency, and in such percentages as the Administrator shall determine, each Participant may elect the Investment Alternatives in which his Deferred Compensation Account may be deemed invested (subject to the approval of the Committee). The Participant's Employer Matching Account and Deferred Stock Account shall be deemed invested solely in Delmarva common stock, shall be denominated in numbers of shares, and shall be valued at any time as the shares of stock credited to such Account multiplied by the then-current market value of Delmarva common stock. Amounts credited to the Deferred Compensation Account will be increased by earnings (or decreased by losses) equal to the earnings or losses that would be realized by such Account if it had been invested in the Investment Alternatives specified by the Participant. As soon as practicable after the end of each Plan Year (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation

Account, Deferred Stock Account, and/or Employer Matching Account, as the case may be.

          8.5. INVESTMENT TO FACILITATE PAYMENT OF BENEFITS. Although the Employers are not obligated to invest in any specific asset or fund, or purchase any insurance contract in order to provide the means for the payment of any liabilities under this Deferred Compensation Plan, an Employer may elect to do so. In the event an Employer elects to invest in any specific asset or fund, the Committee may, but is not required to, honor the investment request of the Participant described in Section 8.4, with respect to any investment to facilitate payment.

          In the event an Employer elects to purchase an insurance contract or contracts on the life of a Participant as a means for the payment of any liabilities under this Deferred Compensation Plan, the Participant shall cooperate in the securing of such insurance contract or contracts by furnishing all information and taking all actions as the Employer and the insurance carrier may require, including without limitation providing the results and reports of previous Employer and insurance carrier physical examinations and taking such additional physical examinations as may be requested. The Employer shall be the sole owner of any such insurance contract or contracts or fund or asset, with all incidents of ownership therein, including without limitation the right to cash and loan values, dividends, death benefits and the right to terminate any such contract or contracts or to dispose of any such fund or asset.

          The Participant shall have no interest whatsoever in any contract or contracts or fund or asset and shall exercise none of the incidents of ownership thereof.


                                   ARTICLE IX
                                     FUNDING

          9.1. DEFERRED COMPENSATION PLAN UNFUNDED. This Deferred Compensation Plan shall be unfunded and no trust shall be created by the Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account, Deferred Stock Account, and/or Employer Matching Account, as the case may be, shall be made through bookkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent the Employers from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by the Employer from its general assets and a Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Employer for any distributions due hereunder. The Deferred Compensation Plan constitutes a mere promise by the Employer to make benefit payments in the future.

                                   ARTICLE X
                       ADMINISTRATION AND INTERPRETATION

          10.1. ADMINISTRATION. Except where certain duties are delegated to the Administrator, the Committee shall be in charge of the operation and administration of this Deferred Compensation Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Deferred Compensation Plan, full discretionary authority to construe and interpret the terms and provisions of the Deferred Compensation Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Deferred Compensation Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Employers; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Deferred Compensation Plan, as it shall deem advisable, with respect to the administration of the Deferred Compensation Plan.

          10.2. INTERPRETATION. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Deferred Compensation Plan into effect or to carry out the Committee's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Employers, the Board, the board of directors of any Employer, the Committee, or the Administrator arising out of or in connection with the Deferred Compensation Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Employers, and all employees, Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated. Any actions to be taken by the Committee will require the consent of a majority of the Committee members. If a member of the Committee is a Participant in this Deferred Compensation Plan, such member may not decide or determine any matter or question concerning his or her benefits under this Deferred Compensation Plan that such member would not have the right to decide or determine if he or she were not a member.

          10.3. RECORDS AND REPORTS. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Deferred Compensation Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Deferred Compensation Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employers are properly available therefor.

          10.4. PAYMENT OF EXPENSES. The Employers, in such proportions as the Committee determines, shall bear all expenses incurred by them and by the Committee in administering this Deferred Compensation Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Deferred Compensation Plan (including interest or earnings thereon), regardless of the party by whom such claim or dispute is initiated, the Employers shall (in such proportions as between the Employers as the Committee determines), and upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

          (a) The Participant or the Participant's Claimant shall repay to the Employers any such expenses theretofore paid or advanced by the Employers if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided further, that

          (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Deferred Compensation Plan, to the Committee within one year (two years, in the event of a Change in Control) after the occurrence of the event giving rise to such claim or dispute.

          10.5. INDEMNIFICATION FOR LIABILITY. The Employers shall indemnify the Administrator, the members of the Committee, and the employees of any Employer to whom the Administrator delegates duties under the Deferred Compensation Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Deferred Compensation Plan, unless the same is determined to be due to gross negligence or willful misconduct.

          10.6. CLAIMS PROCEDURE. If a claim for benefits or for participation under this Deferred Compensation Plan is denied in whole or in part, an employee will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Deferred Compensation Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

          10.7. REVIEW PROCEDURE. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, an employee (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The employee may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the employee of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based. If the Committee fails to respond to the request for review within 60 days, the review is treated as denied.


                                  ARTICLE XI
                           AMENDMENT AND TERMINATION

          11.1. AMENDMENT AND TERMINATION. The Board shall have the right, at any time, to amend or terminate the Deferred Compensation Plan in whole or in part provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to a payment under the Deferred Compensation Plan on the basis of Deferred Compensation allocated to the Participant's Deferred Compensation Account or Deferred Stock Account or on the basis of a Employer Matching Credit credited to the Employer Matching Account prior to such amendment or termination. Delmarva reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, the Deferred Compensation Plan at any time. If the Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Account, Deferred Stock Account and Employer Matching Account balances shall be distributed on the distribution dates elected in accordance with Sections 6.1 and 6.2, unless the Committee designates that distributions shall be made on an earlier date or dates. If the Committee designates such earlier date or dates, each Participant shall receive (or commence receiving) distribution of his entire Deferred Compensation Account, Deferred Stock Account and Employer Matching Account balances on such date or dates, as specified by the Committee. If the Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account, Deferred Stock Account and Employer Matching Account balance in one lump sum payment as of the date of the Deferred Compensation Plan termination designated by the Board.

          11.2. DEEMED AMENDMENT TO MATCHING FORMULA. In the event the matching contribution formula under the Savings Plan is modified to increase or reduce the matching percentage or the percentage of base salary that is matched, the formulae in Section 5.1 and Section 5.2 shall be deemed to be modified to equal such matching percentage or percentage of base salary that is matched, unless otherwise specified in the Board vote amending the Savings Plan.


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

          12.1. RIGHT OF EMPLOYERS TO TAKE EMPLOYMENT ACTIONS. The adoption and maintenance of this Deferred Compensation Plan shall not be deemed to constitute a contract between an Employer and any employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any employee at any time or to change any employee's compensation or benefits, nor shall it be deemed to give to an Employer the right to require the employee to remain in its employ, nor shall it interfere with the employee's right to terminate his or her employment at any time. Nothing in this Plan shall prevent an Employer from amending, modifying, or terminating any other benefit plan, including the Savings Plan, the MICP or the LTIP.

          12.2. ALIENATION OR ASSIGNMENT OF BENEFITS. A Participant's rights and interest under the Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under the Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary, except for a qualified domestic relations order as defined in Section 514(b)(7) of the Employee Retirement Income Security Act of 1974, as amended.

          12.3. RIGHT TO WITHHOLD. To the extent required by law in effect at the time a distribution is made from the Deferred Compensation Plan, the Employer or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

          12.4. CONSTRUCTION. All legal questions pertaining to the Deferred Compensation Plan shall be determined in accordance with the laws of the State of Delaware (without regard to otherwise-applicable conflict of law principles), to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

          12.5. HEADINGS. The headings of the Articles and Sections of this Deferred Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

          12.6. NUMBER AND GENDER. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

          12.7. CHANGE IN CONTROL. At the Committee's discretion, after consultation with all affected Participants, in the event of a Change in Control and a termination of employment for any reason, each affected Participant's Deferred Compensation Account, Deferred Stock Account, and Employer Matching Account shall either be distributed immediately to the Participant in one lump sum payment, or paid in accordance with the distribution options selected by the Participant, as determined by the Committee and made applicable to all affected Participants. In the event distribution continues to be deferred under the terms of the Plan, the affected Employer shall be required to contribute cash or equivalent assets to a grantor trust (maintained by an institutional trustee independent of the Employer) within 60 days after such Change in Control, in an amount not less than the then-current value of all Participant Accounts related to such Employer.